Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Wolverine Worldwide
Brent Snavely
(313) 309-9516
bsnavely@lambert.com

WOLVERINE WORLDWIDE EXPANDS EFFORTS TO ADDRESS PFAS
Company to fund $69.5 million municipal water extension to more than 1,000 properties; continue environmental remediation
ROCKFORD, Michigan (December 10, 2019) - Wolverine World Wide, Inc. (NYSE: WWW) announced today significant next steps in its already extensive efforts to ensure long-term water quality for the community and continue environmental remediation in and around its hometown. These steps include providing $69.5 million toward the extension of municipal water to more than 1,000 properties in Plainfield and Algoma Townships, and are reflected in a tentative agreement reached by Wolverine Worldwide, the State of Michigan, and Plainfield and Algoma Townships.
Wolverine’s Community Commitment
When Scotchgard® PFAS chemicals were discovered in area groundwater in 2017, Wolverine acted quickly and voluntarily to ensure all affected residents had access to safe and reliable drinking water by sampling wells, providing bottled water, and installing more than 700 proven, highly effective filters in residents’ homes. Wolverine also worked closely with regulators to conduct comprehensive environmental investigations at its House Street and former Tannery properties - including drilling dozens of monitoring wells, and collecting hundreds of soil, groundwater, sediment, and surface water samples.
“Wolverine Worldwide has been part of this community for almost 140 years, and we are committed to being part of water quality solutions for our friends, families, and neighbors in the years to come,” said Blake W. Krueger, Chairman, Chief Executive Officer, and President of Wolverine Worldwide. “That’s why we took fast, proactive steps from the very beginning, and that’s also why we are taking the additional steps being announced today to fund the extension of municipal water to more than 1,000 properties and continue our environmental remediation efforts.”
Wolverine’s Comprehensive Action Plan
Wolverine’s actions represent a comprehensive approach to addressing PFAS that is the first of its kind in the State of Michigan, and sets an extremely high standard for the entire country. These actions and approach have been agreed to by the Michigan Department of Environment, Great Lakes, and Energy (EGLE), formerly known as the Michigan Department of Environmental Quality (MDEQ).
The details of the plan include Wolverine providing $69.5 million over a multi-year period towards an extension of Plainfield Township’s municipal water system to more than 1,000 properties in Algoma and Plainfield Townships, including all hookup and connection fees that homeowners typically pay on their own. Wolverine’s financial contribution will also be used to help fund the Township’s planned construction of a permanent PFAS filtration system and a new municipal well field.
Plainfield Township will manage the construction of the municipal water extension, which is expected to begin in 2020. The project will take at least five years to complete and will ultimately provide municipal water to the properties shown on the attached map.
In addition to funding an extension of municipal water, the agreement provides that Wolverine will continue to maintain the highly effective filters it has installed for certain homeowners not receiving municipal water. Wolverine will also continue the cleanup and remediation efforts it began earlier this fall around its former tannery and House Street sites in cooperation with the EPA, and will complete the installation of a filtration system to capture and treat groundwater at the tannery site for PFAS before it reaches the Rogue River.
Wolverine’s Actions Expected to Have Significant Beneficial Impact on Litigation
The tentative agreement between Wolverine, State of Michigan, Plainfield Township, and Algoma Township is now being finalized and documented in a formal consent decree that the parties are working diligently to complete by the end of this year. This decree must then be approved by U.S. District Judge Janet T. Neff, which will resolve the pending litigation between Wolverine, the State, and the two townships.
Wolverine continues to vigorously defend itself against litigation filed by some area residents. These plaintiffs and their attorneys played no role in developing the municipal water solution or other actions announced today, but they will benefit from them. As a result, Wolverine believes its actions will have a significant impact on, and potentially lead to the resolution of, these lawsuits.
Wolverine’s litigation against 3M, the manufacturer of Scotchgard, is ongoing and the parties continue to engage in mediation discussions. Also, Wolverine is vigorously pursuing recoveries in court from its insurers, who played no role in the actions announced today and have yet to honor the policies they issued to Wolverine.
Wolverine’s Next Steps
For additional details on the comprehensive plan and actions being announced today, please refer to the attached Frequently Asked Questions.
An audio message from Blake W. Krueger, Chairman, Chief Executive Officer, and President of Wolverine Worldwide, about this announcement is available at the Company’s blog, www.WeAreWolverine.com. This message is also available at the “Investor Relations” tab of www.WolverineWorldWide.com by clicking on “Webcasts & Presentations.”
Over the coming months, Wolverine will continue working hard every day on behalf of its friends, families, and neighbors in the community, while collaborating with regulators on next steps.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, wolverineworldwide.com.
FORWARD-LOOKING STATEMENTS
This press release and the attached frequently asked questions contain forward-looking statements, including statements regarding: the consent decree being completed by the parties to the tentative settlement agreement, the Company’s and other parties’ actions to be taken under such consent decree, the timing of such actions and the impact of such actions. In addition, words such as "believes," "step," "plans," "predicts," "is likely," "expects," "will," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future events and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: risks that the consent decree will not be approved by all parties to the tentative settlement agreement or the court on the terms described in this release or otherwise; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.
SOURCE: Wolverine Worldwide

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Municipal Water Map 12-10-2019

N
Rector St NE
Rector Ave NE
Friske Dr NE
Edgerton Ave NE
Rogue River
Summit Ave NE
Wolven Ave NE
12 Mile Rd NE
Arends Ave NE
Grange Ave NE
Algoma Ave NE
Fonger St NE
Wolven Ave NE
Summit Ave NE
Northland Dr NE
Nestor Ave NE
11 Mile Rd NE
11 Mile Rd NE
11 Mile Rd NE
Elstner Ave NE
E Main St NE
N Main St NE
Rogue River
Jewell Dr NE
US 131
Summit Ave NE
d NW
10 Mile Rd NE
Montana Trl NE
Oak St NE
Krupp Ave NE
Herrington Ave NE
Rogue River
Wolverine Blvd NE
House St NE
House St NE
House St NE
Childsdale Ave NE
Jericho Ave NE
9 Mile Rd NE
Belmont Ave NE
Pine Island Dr NE
Kroes St NE
Pine Hill Dr NE
Herrington Ave
Parker Dr NE
Northland Dr NE
Brewer Ave NE
Pixley Ave NE
Chandler Dr NE
Kuttshill Dr NE
Post Dr NE
Samrick Ave NE
ayes Rd NE
Scott View Dr
Jupiter Ave NE
Wolverine
Courtland Dr NE
US 131
7 Mile Rd NE
Rogue River Rd
Verta Dr NE
Northland
Chauncey Dr NE
W River Dr NE
Grand River
Grand River
Coit Ave NE
0 1,500 3,000 6,000 9,000
Scale in Feet
LEGEND
PARCELS THAT WILL RECEIVE MUNICIPAL WATER

This map shows those parcels that will receive municipal water as a result of this tentative agreement

Frequently Asked Questions About Tentative Agreement Between Wolverine Worldwide, the State of Michigan, and Plainfield and Algoma Townships

Why is Wolverine entering into this tentative agreement?
This agreement represents a significant next phase in Wolverine’s ongoing efforts to address PFAS. We believe these steps provide a number of benefits to the community, the Company, and its shareholders, which include:

–
Several investments to ensure long-term water quality for the community, including an extension of municipal water as soon as possible, contributions towards Plainfield Township’s municipal PFAS filtration system and a new wellfield, remediation plans at Wolverine’s House Street and former Tannery sites, and ongoing groundwater testing and monitoring;

–	A resolution of the lawsuit between Wolverine, the State of Michigan, and Plainfield and Algoma Townships;

–	A significant beneficial impact on the individual and class action lawsuits pending against Wolverine; and

–	A very positive impact on the time and costs Wolverine will devote to this issue going forward.

What is included in this tentative agreement?
The tentative agreement provides a comprehensive framework to address the presence of PFAS in area groundwater, including an extension of municipal water to more than 1,000 properties, contributions towards Plainfield Township’s municipal PFAS filtration system and a new wellfield, remediation plans at Wolverine’s House Street and former Tannery sites, ongoing groundwater testing and monitoring, and other investments by Wolverine to ensure long-term water quality for the community.
Who will be receiving municipal water?
More than 1,000 properties in Plainfield Township and Algoma Township will be connected to Plainfield Township’s municipal water system over a period of at least five years. These properties are shown on the attached map, and residents with questions about eligibility can contact Plainfield Township at www.plainfieldmi.org.
Can residents opt out of receiving municipal water?
As part of the tentative agreement, Plainfield and Algoma Townships will require those in the new municipal water service areas to connect to the system, and their private drinking water wells will be properly abandoned.

What will residents have to pay for municipal water?
Wolverine is funding the municipal water extension, including all hookups and connection fees that homeowners typically pay on their own. Once connected to Plainfield Township’s municipal water system, residents will be responsible for standard water costs charged by the Township. For more information about these charges, please contact Plainfield Township at www.plainfieldmi.org.
When will work begin on the municipal water extension project and how long will it take?
The parties continue to move quickly toward a final agreement to allow the work to commence as soon as possible. Plainfield Township will manage the construction of the municipal water extension, and has indicated that it intends to begin construction in 2020. The project is expected to take at least five years to complete, and will focus first on the areas that have been most impacted.
What is the remediation plan for the former tannery site?
Remediation has been ongoing at Wolverine’s former tannery site in Rockford, where the Company has drilled dozens of monitoring wells and taken hundreds of soil, sediment, and groundwater samples. As part of these efforts, Wolverine began installing a filtration system earlier this year to capture and treat groundwater at the tannery site for PFAS before it reaches the Rogue River. Also, Wolverine began an extensive cleanup this fall in cooperation with the EPA, including the excavation of soils, sediments, hides, and leather scraps at and near the site. The tentative agreement announced today contemplates that Wolverine will continue and complete these activities that are already underway.
What is the remediation plan for the House Street site?
Remediation has been ongoing at Wolverine’s House Street site in Belmont, where the Company has drilled dozens of monitoring wells and taken hundreds of soil and groundwater samples. Currently, the Company is working in cooperation with the EPA to place impermeable caps over five areas of the site. Under the tentative agreement announced today, Wolverine will also conduct a feasibility study to determine what additional remedial actions may be appropriate at the site.
What does all of this mean for Wolverine’s drinking water filtration program?
As part of the tentative agreement, Wolverine will be adjusting its current water filtration program as follows:

–	Wolverine will continue maintaining filters it has provided to homes scheduled to receive municipal water, until such time as municipal water is installed.

–	Wolverine will continue maintaining filters it has provided to homes not scheduled to receive municipal water, where the level of PFOA+PFOS is over 10 ppt.

–	Wolverine and the State will develop a plan to discontinue maintaining other filters over a period of time.
How does this impact the lawsuit between Wolverine, the State of Michigan, and Plainfield and Algoma Townships?
Wolverine, the State of Michigan, and Plainfield and Algoma Townships are now working to finalize and document this tentative agreement in a formal consent decree that the parties are working to complete by the end of this year. This decree must then be approved by U.S. District

Judge Janet T. Neff, which will resolve the lawsuit between Wolverine, the State, and the two townships.
How does this affect individual and class action lawsuits filed against Wolverine and 3M?
Wolverine has been sued by some area residents and continues to vigorously defend itself against these claims. These plaintiffs and their attorneys played no role in developing the municipal water solution or other actions announced today, but they will benefit from them. As a result, Wolverine believes its actions will have a significant impact on, and potentially lead to the resolution of, these lawsuits.
How does this impact Wolverine’s lawsuit against 3M?
Wolverine’s litigation against 3M, the manufacturer of Scotchgard, is ongoing and the parties continue to engage in mediation discussions.
What is the total cost of the settlement with the State and the Townships?
Wolverine Worldwide is providing a fixed amount of $69.5 million over a multi-year period toward the extension of municipal water to more than 1,000 properties, as well as Plainfield Township’s municipal PFAS filtration system and a new municipal well field.
Costs estimates for additional remediation activities are still being developed, and are expected to be refined and included in the Company’s 2019 Form 10-K that will be filed in late February 2020.
When and how will Wolverine be paying for the settlement costs?
These costs are expected to be incurred over a multi-year period, and the Company will assess the best source of funding based on the timing of these costs and other considerations. Wolverine currently has a remediation reserve of approximately $17 million for any remediation costs yet to be incurred.
Wolverine does not expect the costs of this tentative agreement to have a material impact on its credit agreements, overall liquidity, or debt leverage.
Are Wolverine’s insurers contributing towards this tentative agreement?
Wolverine’s insurers played no role in the actions announced today, and the costs of the settlement do not include any recoveries from them. Wolverine’s insurers have yet to honor the valid policies they issued to Wolverine and, as a result, Wolverine will continue to pursue them vigorously in court to cover Wolverine’s settlement costs and legal fees.